Exhibit 10.2

May 11, 2001

Equity Office Properties Trust

EOP Operating Limited Partnership
Senior Term Loan Facility
Fee Letter

Equity Office Properties Trust
Two North Riverside Plaza
Suite 2100
Chicago, Illinois 60606
Attention: Richard Kincaid

Re: Fee Letter

Ladies and Gentlemen:

      Reference is made to the Senior Term Loan Facility Commitment Letter dated the date hereof (including the attached Summary of Terms, the “Commitment Letter”) between us and you. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.

      As additional consideration for the respective commitments of the Lead Lenders under the Commitment Letter, in the event the Facility is funded and remains outstanding for 120 days, the Borrower and the Guarantor agree, jointly and severally, to pay to the Administrative Agent for the pro rata distribution to each of the Lenders on the 120th day after such funding, a financing fee equal to 20 basis points of the then outstanding principal amount of the Facility. All fees payable hereunder and under the Commitment Letter shall be paid in immediately available funds and shall be in addition to reimbursement of reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) of the Arrangers, the Agents, the Lead Lenders and the Co-Lenders. The Borrower and the Guarantor agree, jointly and severally, that (i) the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Arrangers, the Agents and the Lead Lenders, and (ii) the reasonable cost incurred by the Arrangers, the Agents, the Lead Lenders and the Co-Lenders in connection with the negotiation, preparation, execution, delivery, collection and enforcement of the Commitment Letter, the Term Sheet and this Fee Letter and the negotiation, preparation, execution, and delivery of the definitive financing agreements shall be for the Borrower’s and the Guarantor’s account, and the Borrower and the Guarantor agree, jointly and severally, to pay such costs and expenses when definitive loan documentation for the Facility is signed or upon any earlier termination of the Commitment Letter or the proposed Facility, regardless of whether any loan documents are agreed to and signed by the Lenders, the Borrowers and the Guarantor and regardless of whether any loans are actually made.

      It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation to arrange or provide any financing; such an obligation will arise only to the extent provided in the Commitment Letter if accepted in accordance with its terms. This Fee Letter may not be amended or waived except by an instrument in writing signed by each of the Lenders and you. This Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. This Fee Letter may be executed in any number of counterparts, each of which shall be an original; and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      The Arrangers, the Agents and the Lead Lenders shall be entitled, after consultation with you and commencing reasonable efforts to syndicate the Facility without any change in the pricing of the Facility, to change the Applicable Margin for LIBOR Rate Loans under the Facility if the syndication thereof has not been completed and if the Arrangers, the Agents and the Lead Lenders determine that such change is advisable in order to ensure a successful syndication of the Facility (as determined by each Arranger), provided that no such change shall increase the Applicable Margin for LIBOR Rate Loans identified in the Term Sheet by more than 20 basis points (0.20%). The rights of the Arrangers, the Agents and the Lead Lenders under this paragraph will survive the execution and delivery of the definitive loan documents for the Facility and any borrowings thereunder and continue in effect until such syndication efforts shall be completed. The Borrower and the Guarantor agree that such loan documents shall grant the Arrangers, the Agents and the Lead Lenders such rights and, if such rights are exercised, be amended if necessary in connection with the syndication to include any such changes deemed advisable by each Arranger.

      You and we agree that this Fee Letter and its contents are subject to the confidentiality provisions of the Commitment Letter.

      Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Fee Letter.

Very truly yours,

Lead Lenders

BANK OF AMERICA, N.A.

By:	/s/ PATRICK TROWBRIDGE

Name: Patrick Trowbridge Title: Vice President

THE CHASE MANHATTAN BANK

By:	/s/ MARC E. COSTANTINO

Name: Marc E. Costantino Title: Vice President

CITICORP REAL ESTATE, INC.

By:	/s/ DAVID BOUTON

Name: David Bouton Title: Director

Co-Lenders

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By: /s/ RYAN HUDDLESTUN ________________________________________________________ Name: Ryan Huddlestun Title: Vice President

BANKERS TRUST COMPANY

By: /s/ STEVEN P. LAPHAN ________________________________________________________ Name: Steven P. Laphan Title: Director

PNC BANK, NATIONAL ASSOCIATION

By: /s/ MICHAEL E. SMITH ________________________________________________________ Name: Michael E. Smith Title: Vice President

Accepted and agreed to as of the date first written above by:

EQUITY OFFICE PROPERTIES TRUST

By:	/s/ MAUREEN FEAR

Name: Maureen Fear Title: Senior Vice President, Treasurer

EOP OPERATING LIMITED PARTNERSHIP

By:	Equity Office Properties Trust, its general partner

By:	/s/ MAUREEN FEAR

Name: Maureen Fear Title: Senior Vice President, Treasurer

3